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                              eVENTURES GROUP, INC.


                          1999 OMNIBUS SECURITIES PLAN












                      ADOPTED EFFECTIVE SEPTEMBER 22, 1999







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                                TABLE OF CONTENTS

         ARTICLE 1. PURPOSE OF PLAN...............................................................................1


         ARTICLE 2. EFFECTIVE DATE AND TERM OF PLAN...............................................................1

         2.1 TERM OF PLAN.........................................................................................1
         2.2 EFFECT ON AWARDS.....................................................................................1
         2.3 STOCKHOLDER APPROVAL.................................................................................1

         ARTICLE 3. SHARES SUBJECT TO PLAN........................................................................1

         3.1 NUMBER OF SHARES.....................................................................................1
         3.2 SOURCE OF SHARES.....................................................................................1
         3.3 AVAILABILITY OF UNUSED SHARES........................................................................2
         3.4 ADJUSTMENT PROVISIONS................................................................................2
         3.5 SUBSTITUTE AWARDS....................................................................................3

         ARTICLE 4. ADMINISTRATION OF PLAN........................................................................3

         4.1 ADMINISTERING BODY...................................................................................3
         4.2 AUTHORITY OF ADMINISTERING BODY......................................................................4
         4.3 ELIGIBILITY..........................................................................................5
         4.4 NO LIABILITY.........................................................................................5
         4.5 AMENDMENTS...........................................................................................5
         4.6 OTHER COMPENSATION PLANS.............................................................................6
         4.7 PLAN BINDING ON SUCCESSORS...........................................................................6
         4.8 REFERENCES TO SUCCESSOR STATUTES, REGULATIONS AND RULES..............................................6
         4.9 ISSUANCES FOR COMPENSATION PURPOSES ONLY.............................................................6
         4.10 INVALID PROVISIONS..................................................................................6
         4.11 GOVERNING LAW.......................................................................................6

         ARTICLE 5. GENERAL AWARD PROVISIONS......................................................................7

         5.1 PARTICIPATION IN THE PLAN............................................................................7
         5.2 AWARD AGREEMENTS.....................................................................................7
         5.3 EXERCISE OF AWARDS...................................................................................8
         5.4 PAYMENT FOR AWARDS...................................................................................8
         5.5 NO EMPLOYMENT OR OTHER CONTINUING RIGHTS.............................................................9
         5.6 RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS...................................................9
         5.7 ADDITIONAL CONDITIONS...............................................................................10
         5.8 NO PRIVILEGES OF STOCK OWNERSHIP....................................................................10
         5.9 TRANSFERABILITY OF AWARDS...........................................................................11
         5.10 INFORMATION TO RECIPIENTS..........................................................................12
         5.11 WITHHOLDING TAXES..................................................................................12
         5.12 LEGENDS ON COMMON STOCK CERTIFICATES...............................................................13
         5.13 EFFECT OF TERMINATION OF EMPLOYMENT ON AWARDS - EMPLOYEES ONLY.....................................13
         5.14 EFFECT OF TERMINATION OF ENGAGEMENT ON AWARDS - NON-EMPLOYEES ONLY.................................14
         5.15 TRANSFER; LEAVE OF ABSENCE.........................................................................15
         5.16 LIMITS ON AWARDS TO CERTAIN ELIGIBLE PERSONS.......................................................15
         5.17 PERFORMANCE-BASED COMPENSATION.....................................................................16

         ARTICLE 6. STOCK OPTIONS................................................................................16

         6.1 NATURE OF STOCK OPTIONS.............................................................................16


1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   2

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
         6.2 OPTION EXERCISE PRICE...............................................................................16
         6.3 OPTION PERIOD AND VESTING...........................................................................17
         6.4 SPECIAL PROVISIONS REGARDING INCENTIVE STOCK OPTIONS................................................17
         6.5 RELOAD OPTIONS......................................................................................17
         6.6 RESTRICTIONS........................................................................................18

         ARTICLE 7. RESTRICTED STOCK AWARDS......................................................................18

         7.1 NATURE OF RESTRICTED STOCK AWARDS...................................................................18
         7.2 RIGHTS AS STOCKHOLDERS..............................................................................18
         7.3 RESTRICTION.........................................................................................18
         7.4 FORFEITURE OR REPURCHASE OR RESTRICTED STOCK........................................................19
         7.5 CERTIFICATES, ESCROWS...............................................................................19
         7.6 VESTING OF RESTRICTED STOCK.........................................................................20
         7.7 WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS......................................................20
         7.8 SECTION 83(b) ELECTION..............................................................................20

         ARTICLE 8. UNRESTRICTED STOCK AWARDS....................................................................20

         8.1 GRANT OR SALE OF UNRESTRICTED STOCK.................................................................20

         ARTICLE 9. PERFORMANCE STOCK AWARDS.....................................................................21

         9.1 NATURE OF PERFORMANCE STOCK AWARDS..................................................................21
         9.2 RIGHTS AS A STOCKHOLDER.............................................................................21

         ARTICLE 10. DIVIDEND EQUIVALENT RIGHTS..................................................................21

         10.1 DIVIDEND EQUIVALENT RIGHTS.........................................................................21
         10.2 INTEREST EQUIVALENTS...............................................................................22

         ARTICLE 11. STOCK APPRECIATION RIGHTS...................................................................22

         11.1 GRANT OF STOCK APPRECIATION RIGHTS.................................................................22
         11.2 COUPLED STOCK APPRECIATION RIGHTS..................................................................22
         11.3 INDEPENDENT STOCK APPRECIATION RIGHTS..............................................................22
         11.4 PAYMENT AND LIMITATIONS ON EXERCISE................................................................23

         ARTICLE 12. REORGANIZATIONS.............................................................................23

         12.1 CORPORATE TRANSACTIONS NOT INVOLVING A CHANGE IN CONTROL...........................................23
         12.2 CORPORATE TRANSACTIONS INVOLVING A CHANGE IN CONTROL...............................................23

         ARTICLE 13. DEFINITIONS.................................................................................24





1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   3


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                              eVENTURES GROUP, INC.

                          1999 OMNIBUS SECURITIES PLAN

                     ---------------------------------------

1.       PURPOSE OF PLAN

         The Company adopted this Plan to promote the interests of the Company, its Affiliated Entities and their respective stockholders by using investment interests in the Company to attract, retain and motivate management and other persons, including officers, directors, employees and certain consultants of the Company and the Affiliated Entities to encourage and reward such persons' contributions to the performance of the Company and to align their interests with the interests of the Company's stockholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article 13.

2.       EFFECTIVE DATE AND TERM OF PLAN

         2.1 TERM OF PLAN. This Plan became effective as of the Effective Date and shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.

         2.2 EFFECT ON AWARDS. Awards may be granted during the Plan Term, but no Awards may be granted after the Plan Term. Notwithstanding the foregoing, each Award properly granted under this Plan during the Plan Term shall remain in effect after termination of this Plan until such Award has been exercised, terminated or expired, as applicable, in accordance with its terms and the terms of this Plan.

         2.3 STOCKHOLDER APPROVAL. This Plan shall be approved by the Company's stockholders within twelve (12) months after the Effective Date. The effectiveness of any Awards granted prior to such stockholder approval shall be specifically subject to, and conditioned upon, such stockholder approval.

3.       SHARES SUBJECT TO PLAN

         3.1 RESERVED NUMBER OF SHARES. The maximum number of shares of Common Stock reserved and available for issuance under this Plan shall be four million (4,000,000), subject to adjustment as set forth in Section 3.4.

         3.2 SOURCE OF SHARES. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including without limitation, shares purchased on the open market.


1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   4


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         3.3 AVAILABILITY OF UNUSED SHARES. Shares of Common Stock subject to and/or underlying any unexercised, unearned or yet-to-be acquired portions of any Award granted under this Plan that expire, terminate or are canceled, and shares of Common Stock issued pursuant to Awards under this Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards under this Plan. Notwithstanding the provisions of this Section 3.3, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under
Section 422 of the IRC.

         3.4 ADJUSTMENT PROVISIONS.

                  (a) If (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) the value of the outstanding shares of Common Stock is reduced by reason of an extraordinary dividend payable in cash or property, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares or securities available for issuance under this Plan, (2) the number and kind of shares or other securities that can be granted to any one individual Recipient under his or her Awards, (3) the number and kind of shares or other securities subject to then outstanding Awards under this Plan, and/or (4) the price for each share or other unit of any other securities subject to then outstanding Awards under this Plan.

                  (b) No fractional interests will be issued under this Plan resulting from any adjustments, but the Administering Body, in its sole discretion, may make a cash payment in lieu of any fractional shares of Common Stock issuable as a result of such adjustments.

                  (c) Any adjustments pursuant to this Section 3.4 shall be made by the Administering Body, in its discretion, to preserve the benefits or potential benefits intended to be made available under this Plan or with respect to any outstanding Awards or otherwise necessary to reflect any capital change or other event described in Section 3.4(a), whose determination in that respect shall be final, binding and conclusive.

                  (d) The grant of Awards pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                  (e) No adjustment to the terms of an Incentive Stock Option shall be made unless such


1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 5


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         adjustment would not cause such Incentive Stock Option to lose its status as an incentive stock option under the provisions of the IRC, unless the Administering Body determines otherwise.

         3.5 SUBSTITUTE AWARDS. The Administering Body may grant Awards under this Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or an Affiliated Entity as a result of a merger or consolidation of the employing corporation with the Company or an Affiliated Entity or the acquisition by the Company or an Affiliated Entity of property or stock of the employing corporation. The Administering Body may direct that the substitute Awards be granted on such terms and conditions as the Administering Body considers appropriate in the circumstances. Any shares of Common Stock delivered under any such substitute Awards shall not reduce the maximum number of shares of Common Stock available for issuance under this Plan.

4.       ADMINISTRATION OF PLAN

         4.1 ADMINISTERING BODY.

                  (a) This Plan shall be administered by the Board; provided, however, that if the Board appoints a Stock Plan Committee pursuant to
         Section 4.1(b), this Plan shall be administered by the Stock Plan Committee, subject to the right of the Board to exercise, at any time and from time to time, any and all of the duties and responsibilities of the Stock Plan Committee as the Administering Body, including, but not limited to, establishing procedures to be followed by the Stock Plan Committee; provided further, however, that the Board shall not exercise any authority regarding matters which under applicable law, rule or regulation, including, without limitation, any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) or IRC
         Section 162(m), are required to be determined in the sole discretion of the Stock Plan Committee. The Stock Plan Committee may be (but is not required to be), in the discretion of the Board, the same as the compensation committee of the Board, if such committee has been appointed.

                  (b)

                           (i) The Board in its sole discretion may from time to
                  time appoint a Stock Plan Committee of not less than two (2) Board members to administer this Plan. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Stock Plan Committee, remove from membership on the Stock Plan Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Stock Plan Committee, whether caused by removal, resignation or otherwise. The Board may disband the Stock Plan Committee at any time and thereby revest in the Board the administration of this Plan.

                           (ii) The Stock Plan Committee shall report to the
                  Board the names of Eligible Persons granted Awards, the precise type of Award granted, the number of shares



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 6


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                  of Common Stock issuable pursuant to such Award, if any, and the terms and conditions of each such Award.

         4.2 AUTHORITY OF ADMINISTERING BODY.

                  (a) Subject to the express provisions of this Plan, the Administering Body shall have the power to interpret and construe this Plan and any agreements or other documents defining the rights and obligations of the Company or any Affiliated Entity and such Eligible Persons who have been granted Awards hereunder and thereunder, to determine all questions arising hereunder and thereunder, to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable, to correct any errors, supply any omissions and reconcile any inconsistencies in this Plan and/or any Award Agreement or any other instrument relating to any Award, and to otherwise carry out the terms of this Plan and such agreements and other documents. Such interpretations and constructions by the Administering Body of any provisions of this Plan or of any Award, as well as any other decisions, actions or inactions of the Administering Body relating to this Plan or any Award or Award Agreement, shall be within the absolute discretion of the Administering Body (subject only to the express terms of this Plan and the Award Agreement and all applicable laws, regulations and rules) and shall be final, conclusive and binding upon all persons.

                  (b) Subject to the express provisions of this Plan, the Administering Body may from time to time, in its discretion, select the Eligible Persons to whom, and the time or times at which, Awards may be granted; the nature of each Award; the number of shares of Common Stock that comprise or underlie each Award; the period for the purchase or exercise of each Award, as applicable and such other terms and conditions applicable to each individual Award as the Administering Body shall determine. Subject to Section 5.16(a), the Administering Body may grant, at any time, new Awards to an Eligible Person who has previously received Awards whether such prior Awards are still outstanding, have previously been canceled, disposed of or exercised as a whole or in part, as applicable, or are canceled in connection with the issuance of new Awards. The Administering Body may grant Awards singly, in combination or in tandem with other Awards, as it determines in its discretion. Subject to Section 5.16(a), any and all terms and conditions of the Awards, including, without limitation, the purchase or exercise price, may be established by the Administering Body without regard to existing Awards.

                  (c) Any action of the Administering Body with respect to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body or by the unanimous written consent of its members; provided, however, that (i) if the Administering Body is the Stock Plan Committee and consists of two (2) members, then actions of the Administering Body must be unanimous and (ii) if the Administering Body is the Board, actions taken at a meeting of the Board shall be valid if approved by directors constituting a majority of the required quorum for such meeting.



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                  (d) Except to the extent prohibited by applicable law,
         including, without limitation, the requirements applicable under IRC
         Section 162(m) to any Award intended to be "qualified performance-based compensation," or the requirements for any Award granted to an officer of the Company or a Director to be covered by any exemptive rule under
         Section 16 of the Exchange Act (including Rule 16b-3), or the rules of a stock exchange or automated quotation system then listing shares of Common Stock, the Administering Body may, in its discretion, allocate all or any portion of its responsibilities and powers under this Plan to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Plan to any person or persons selected by it; provided, however, that the Administering Body may not delegate its authority to correct errors, omissions or inconsistencies in this Plan. Any such authority delegated or allocated by the Administering Body under this paragraph (d) of Section 4.2 shall be exercised in accordance with the terms and conditions of this Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Administering Body, and any such allocation or delegation may be revoked by the Administering Body at any time.

         4.3 ELIGIBILITY. Only Eligible Persons shall be eligible to receive Awards under this Plan.

         4.4 NO LIABILITY. No member of the Board or the Stock Plan Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award, except in circumstances constituting bad faith of such member.

         4.5 AMENDMENTS.

                  (a) The Administering Body may, insofar as permitted by applicable law, rule or regulation, from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards hereunder, including those granted before such revision or amendment; provided, however, that, except as otherwise provided by this Plan, no such revision or amendment shall materially impair or diminish any rights or obligations under any Award previously granted under this Plan, without the written consent of the Recipient. Without limiting the generality of the foregoing, the Administering Body is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including amendments to the Securities Act, Exchange Act or the IRC or any rules or regulations promulgated thereunder. No such revision or amendment of this Plan shall be made without first obtaining approval of the stockholders of the Company to the extent such approval is required by applicable law, rule or regulation, including, without limitation, the requirements of any stock exchange or automated quotation system then listing the shares of Common Stock or any applicable requirements relating to Incentive Stock Options or for exemption from IRC Section 162(m) or the then-applicable requirements of Rule 16b-3.



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 8


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                  (b) The Administering Body may amend the terms and conditions of an Award previously granted under this Plan, including any Award Agreement, retroactively or prospectively, but no such amendment shall materially impair or diminish any rights or obligations of a Recipient under such Award without such Recipient's written consent. Without limiting the generality of the foregoing, the Administering Body may, in its discretion, at any time and from time to time after the grant of any Award (i) accelerate or extend the vesting or exercise period, or lapse of restrictions, applicable to any Award as a whole or in part,
         (ii) adjust or reduce the purchase or exercise price, as applicable, of Awards held by such Recipient by cancellation of such Awards and granting of Awards at lower purchase or exercise prices or by modification, extension or renewal of such Awards and (iii) reduce or otherwise modify the performance goals applicable to any Award. Notwithstanding any other provision of this Plan to the contrary, no amendment or modification of this Plan or any outstanding Award shall cause any outstanding Award granted with the intention that it qualify as Performance-Based Compensation to fail to continue to so qualify. In the case of Incentive Stock Options, Recipients acknowledge that extensions of the exercise period may result in the loss of the favorable tax treatment afforded incentive stock options under Section 422 of the IRC.

         4.6 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, securities purchase, incentive or other compensation plans in effect for the Company or any Affiliated Entity, and this Plan shall not preclude the Company or an Affiliated Entity from establishing any other forms of incentive or other compensation for Employees, Directors, Consultants or others, whether or not approved by the stockholders of the Company.

         4.7 PLAN BINDING ON SUCCESSORS. This Plan shall be binding upon the successors and assigns of the Company.

         4.8 REFERENCES TO SUCCESSOR STATUTES, REGULATIONS AND RULES. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.

         4.9 ISSUANCES FOR COMPENSATION PURPOSES ONLY. This Plan constitutes an "employee benefit plan" as defined in Rule 405 promulgated under the Securities Act. Awards to eligible Employees or Directors shall be granted for any lawful consideration, including compensation for services rendered, promissory notes or otherwise. Awards to eligible Consultants shall be granted only in exchange for bona fide services rendered by such Consultants and such services must not be in connection with the offer and sale of securities in a capital-raising transaction.

         4.10 INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.



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         4.11 GOVERNING LAW. This Plan and each Award Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

5.       GENERAL AWARD PROVISIONS

         5.1 PARTICIPATION IN THIS PLAN.

                  (a) A person shall be eligible to receive Award grants under this Plan if, at the time of the grant of such Award, such person is an Eligible Person.

                  (b) Incentive Stock Options may be granted only to Employees meeting the employment requirements of Section 422 of the IRC, or a similar statute governing Incentive Stock Options.

                  (c) Notwithstanding anything to the contrary herein, the Administering Body may, in its discretion, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

         5.2 AWARD AGREEMENTS.

                  (a) Each Award granted under this Plan shall be evidenced by an agreement duly executed on behalf of the Company and by the Recipient or, in the Administering Body's discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to such Award as the Administering Body may in its discretion determine. Award Agreements may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Award Agreement. Any Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administering Body.

                  (b) In case of any conflict between this Plan and any Award Agreement, this Plan shall control except as specifically provided in the Award Agreement.

                  (c) In case of any conflict between this Plan and any Award Agreement, on the one hand, and any employment agreement (an "Employment Agreement") between a Recipient and either the Company and/or an Affiliated Entity, on the other hand, the terms and conditions of the Employment Agreement shall apply with respect to those items specifically addressed in the Employment Agreement.

                  (d) In consideration of the granting of an Award under this Plan, if requested by the



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         Company, the Recipient shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as a Director of, as applicable) the Company or any Affiliated Entity for a period of at least one (1) year (or such shorter period as may be fixed in the Award Agreement or by action of the Administering Body following grant of the Award) after the Award is granted (or, in the case of a Director, until the next annual meeting of stockholders of the Company).

         5.3 EXERCISE OF AWARDS. No Award granted hereunder shall be issuable or exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of Common Stock (or such other amount as is set forth in the applicable Award Agreement) may be purchased or issued at one time upon exercise of a Stock Option or under any other Award, and Stock Options and other Awards must be exercised, issued or purchased, as applicable, in multiples of 100 shares unless the number of shares purchased is the total number of shares at the time available under the terms of the Award. An Award shall be deemed to be claimed or exercised when the Secretary or other official of the Company designated by the Administering Body receives appropriate written notice, on such form acceptable to the Administering Body, from the Recipient together with payment of the applicable purchase or exercise price, if any, made in accordance with the Award Agreement and any amounts required under Section 5.11 of this Plan. Notwithstanding any other provision of this Plan, the Administering Body may impose, by rule and/or in Award Agreements, such conditions upon the exercise of Awards (including without limitation conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 and Rule 10b-5 under the Exchange Act, or any other applicable law, regulation or rule, including, without limitation, any applicable requirements under the IRC, or the regulations promulgated thereunder.

         5.4 PAYMENT FOR AWARDS.

                  (a) Awards requiring payment of a purchase or exercise price shall be payable upon the exercise or purchase of such Award by delivery of legal tender of the United States or payment of such other consideration permitted by applicable law as the Administering Body may from time to time deem acceptable in any particular instance, including consideration pursuant to paragraph (b) or (c) of this Section 5.4.

                  (b) The Company may, in the discretion of the Administering Body, assist any Recipient (including without limitation any Employee, Director or Consultant) in the payment of the exercise price or other amounts payable in connection with the receipt or exercise of such Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as shall be approved by the Administering Body.

                  (c) In the discretion of the Administering Body, and subject to such limitations or conditions as it may prescribe, if permitted by applicable law, (i) payments for purchase or exercise of Awards may be by matured capital stock of the Company (i.e., capital stock



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         owned longer than six (6) months by the person delivering such capital stock (or by such person and his or her spouse jointly)) delivered in transfer to the Company by or on behalf of the Recipient exercising or purchasing the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administering Body (valued at Fair Market Value as of the exercise or purchase date), or such other consideration as the Administering Body may from time to time in the exercise of its discretion deem acceptable in any particular instance;
         (ii) the Administering Body may allow the exercise of Stock Options in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise; and (iii) the Administering Body may allow the Company to loan the applicable purchase or exercise price to the Recipient, if the purchase or exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the purchase or exercise price and amounts required pursuant to Section 5.11 of this Plan.

         5.5 NO EMPLOYMENT OR OTHER CONTINUING RIGHTS. Nothing contained in this Plan (or in any Award Agreement or in any other agreement or document related to this Plan or to Awards granted hereunder) shall confer upon (a) any Eligible Person or Recipient any right to continue in the employ (or other business relationship) of the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause; or (b) any Recipient any right to exercise or claim his or her Award otherwise than in accordance with the express terms and conditions of his or her Award Agreement and this Plan. Except as expressly provided in this Plan or in any Award Agreement pursuant to this Plan, the Company and any Affiliated Entity shall have the right to deal with each Recipient in the same manner as if this Plan and any such Award Agreement did not exist, including without limitation with respect to all matters related to the hiring, retention, discharge, compensation and conditions of the employment or engagement of the Recipient. Any questions as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of Awards pursuant to this Plan shall be determined by the Administering Body, and the Administering Body's determination thereof shall be final and binding.

         5.6 RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS.

                  (a) All Awards granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to any such Award granted under this Plan upon any securities exchange or under any federal, state or foreign law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Awards or the issuance, if any, or purchase of shares in connection therewith, such Awards may not be granted or exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 12
         been effected or obtained free of any conditions not acceptable to the Administering Body. During the term of this Plan, the Company will use reasonable efforts to seek to obtain from the appropriate regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the qualifications, consents, approvals or authorizations deemed by the Company to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authorization shall not have been obtained.

                  (b) The Company shall be under no obligation to register or qualify the issuance of Awards or underlying shares of Common Stock under the Securities Act or applicable state securities laws. Unless the shares of Common Stock applicable to any such Award have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any shares of Common Stock covered by any Award unless the Award and underlying shares of Common Stock, as applicable, may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administering Body may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Administering Body and upon which the Company may reasonably rely, that such Recipient is acquiring such shares of Common Stock for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Common Stock, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of Common Stock are issued under this Plan without such registration, a legend to this effect (together with any other legends deemed appropriate by the Administering Body) may be endorsed upon the certificates evidencing the shares of Common Stock so issued. The Administering Body may also order its transfer agent to stop transfers of such shares. The Administering Body may also require the Recipient to provide the Company such information and other documents as the Administering Body may request in order to satisfy the Administering Body as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

         5.7 ADDITIONAL CONDITIONS. Any Award may also be subject to such other provisions (whether or not applicable to any other Award or Eligible Person) as the Administering Body determines appropriate, in accordance with this Plan and the Award Agreement, including, without limitation, (a) provisions to assist the Recipient in financing the purchase of Common Stock issuable as a result of such Award, (b) provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any Award, (c) provisions giving the Company the right to repurchase shares of Common Stock acquired under any Award in the event the Recipient elects to dispose of such shares, and (d) provisions to comply with



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 13
federal, state or foreign securities laws and federal, state or foreign income or employment tax withholding requirements.

         5.8 NO PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise set forth herein, a Recipient shall have no rights as a stockholder with respect to any shares issuable or issued in connection with an Award until the date of the exercise of the Option or Stock Appreciation Right, if applicable, in accordance with the Award Agreement and this Plan, and the receipt by the Company of all amounts payable in connection with the purchase or exercise, as applicable, of the Award, the satisfaction or waiver of all applicable performance goals and performance by the Recipient of all conditions and obligations applicable to the Award, in accordance with this Plan and the applicable Award Agreement. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (nor any documents related hereto) nor any action taken pursuant hereto (or thereto) shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any Person. To the extent that any Person acquires any right with respect to Awards hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

         5.9 TRANSFERABILITY OF AWARDS.

                  (a) Except as otherwise provided by this Section 5.9 or by the Administering Body, no Award under this Plan may be sold, pledged, assigned, transferred, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntarily or involuntarily or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)) in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administering Body, pursuant to a DRO, unless and until such Award has been exercised, if applicable, and the shares of Common Stock underlying such Award have been issued, and all restrictions applicable to such shares have lapsed, and no Award or interest or right therein shall be liable for the debts, contracts, liabilities or contractual obligations of the Recipient thereof. Any attempted disposition of an Award or any interest therein shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

                  (b) Except as otherwise provided by the Administering Body, during the lifetime of a Recipient, only he or his court appointed guardian may exercise an Award (or any portion thereof) granted to him under this Plan, unless it has been transferred in accordance with paragraph (c) of this Section 5.9 or, with the consent of the Administering Body, pursuant to a DRO. After the death of a Recipient, any exercisable or vested but unpaid portion of an Award may, prior to the time when such portion becomes unexercisable or is terminated or expires under this Plan or the applicable Award Agreement, be exercised by or paid to the beneficiary most recently named by such Recipient in a written designation thereof filed with the Company, to the extent permitted by the Recipient's Award



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 14

         Agreement, or, in the absence of a validly designated beneficiary, his or her personal representative or by any person empowered to do so under the deceased Recipient's will or under the then applicable laws of descent and distribution. In the event any Award is to be exercised by, or paid to, the executors, administrators, heirs or distributees of the estate of a deceased Recipient, or such Recipient's beneficiary, or an incapacitated Recipient's guardian, or the transferee of such Award, in any case pursuant to the terms and conditions of this Plan and the applicable Award Agreement, and in accordance with such terms and conditions as may be specified from time to time by the Administering Body, the Company shall be under no obligation to issue shares of Common Stock or make any payment under such Award unless and until the Administering Body is satisfied that the person or persons exercising or to receive payment under such Award is the duly appointed legal representative of the deceased Recipient's estate or the proper legatee or distributee thereof.

                  (c) The Administering Body may, in its discretion, permit the transfer of an Award to, exercise of an Award by, or payment of an Award to, a person other than the Recipient who received the grant of such Award in accordance with the Award Agreement and such terms and conditions as the Administering Body may specify from time to time.

                  (d) Notwithstanding the foregoing, no Stock Option owned by a Recipient subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3, and Incentive Stock Options (or other Stock Options subject to transfer restrictions under the IRC) may not be assigned or transferred if such assignment or transfer would cause such an Incentive Stock Option to fail to qualify under Section 422 of the IRC (or any comparable or successor provision) or the regulations thereunder.

         5.10 INFORMATION TO RECIPIENTS.

                  (a) The Administering Body in its sole discretion shall determine what, if any, financial and other information shall be provided to Recipients and when such financial and other information shall be provided after giving consideration to applicable federal, state and foreign laws, rules and regulations, including without limitation applicable federal, state and foreign securities laws, rules and regulations.

                  (b) The furnishing of financial and other information that is confidential to the Company shall be subject to the Recipient's agreement that the Recipient shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company's securities under this Plan. The Administering Body may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this Section 5.10(b) (which acknowledgment shall not be a condition to the Recipient's obligations under this Section 5.10(b)).



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 15

         5.11 WITHHOLDING TAXES. Whenever the granting, vesting, exercise or payment of any Award granted under this Plan, or the transfer of any shares issued upon exercise of any Award, gives rise to tax or tax withholding liabilities or obligations, the Administering Body shall have the right, as a condition to the issuance of any shares of Common Stock under, or other payment of, such Award, to require the Recipient to remit to the Company an amount sufficient to satisfy all such federal, state, local and foreign tax requirements, and the Company or any Affiliated Entity shall, to the extent permitted by applicable law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Recipient. The Administering Body may, in the exercise of its discretion, permit a Recipient to satisfy such tax withholding requirements by (a) delivery to the Company of Common Stock owned by such Recipient (or by such Recipient and his or her spouse jointly) and acquired more than six (6) months prior to such delivery or (b) electing withholding by the Company of a portion of the Common Stock otherwise issuable in connection with such Recipient's Award (provided, however, that the amount of any Common Stock so withheld shall not exceed the amount necessary to satisfy required federal, state, local and foreign withholding obligations using the minimum statutory rate), to the extent permitted by applicable law and pursuant to procedures approved by the Administering Body.

         5.12 LEGENDS ON COMMON STOCK CERTIFICATES. Each certificate representing shares acquired as a result of any Award granted hereunder shall be endorsed with all legends, if any, required by applicable federal and state securities or other laws or the Administering Body to be placed on the certificate. The determination of which legends, if any, shall be placed upon such certificates shall be made by the Administering Body in its sole discretion and such decision shall be final and binding.

         5.13 EFFECT OF TERMINATION OF EMPLOYMENT ON AWARDS - EMPLOYEES ONLY.

                  (a) TERMINATION FOR JUST CAUSE. Subject to Section 5.13(c), and except as otherwise provided in a written agreement (including, without limitation, any Award Agreement) between the Company and/or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment of the Recipient, in the event of a Just Cause Dismissal of an Employee Recipient from employment with the Company or any Affiliated Entity, all of the Recipient's unvested Awards shall be terminated and become void, and all of the Recipient's unexercised Awards (whether or not vested) shall be forfeited, expire and become void, as of the date of such Just Cause Dismissal.

                  (b) TERMINATION OTHER THAN FOR JUST CAUSE DISMISSAL. Subject to Section 5.13(c), and except as otherwise provided in a written agreement (including, without limitation, any Award Agreement) between the Company and/or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment, in the event of an Employee Recipient's termination of employment with the Company or any Affiliated Entity for:

                           (i) any reason other than for Just Cause Dismissal,
                  death, Permanent Disability



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 16
                  or Retirement, the Recipient's unvested and/or unexercised Awards, whether or not vested, shall expire and become void as of the earlier of (A) the date such Awards would have expired in accordance with their terms had the Recipient remained employed and (B) three (3) months after the date of such termination; or

                           (ii) death, Permanent Disability or Retirement, the
                  Recipient's unvested and/or unexercised, whether or not vested, Awards shall expire and become void as of the earlier of (A) the date such Awards would have expired in accordance with their terms had the Recipient remained employed and (B) one (1) year after the date of such termination; provided, however, that the one-year period provided in (B) shall be three (3) months for Incentive Stock Options following termination of employment for Retirement.

                  (c) ALTERATION OF VESTING AND EXERCISE PERIODS. Notwithstanding anything to the contrary in Section 5.13(a) or Section 5.13(b), the Administering Body may in its discretion designate shorter or longer periods to claim or otherwise exercise Awards following a Recipient's termination of employment with the Company or any Affiliated Entity; provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the Award Agreement that evidences the Recipient's Award or if such shorter period is agreed to in writing between the Recipient and the Company. Notwithstanding anything to the contrary herein, Awards shall be claimed, paid or exercisable by a Recipient following such Recipient's termination of employment with the Company or any Affiliated Entity only to the extent that installments thereof had become exercisable or vested (i.e., in the case of any Restricted Stock Awards, to the extent restrictions described in Article 7 applicable to such Awards have lapsed) on or prior to the date of such termination; and provided further that the Administering Body may, in its discretion, elect to accelerate the vesting or exercisability of, or lapse of restrictions applicable to, all or any portion of any Awards that had not become vested or exercisable on or prior to the date of such termination, in the event of a termination of employment due to the Recipient's death or Permanent Disability, or, except with respect to any Award intended to qualify as Performance-Based Compensation, in the event of Retirement or otherwise. Furthermore, at any time prior to a Recipient's termination of employment with the Company or any Affiliated Entity, the Administering Body may, in its discretion, accelerate the vesting or exercisability, or waive or, subject to the other provisions of this Plan, amend any and all of the goals, restrictions or conditions imposed under any Award; provided, however, no such acceleration, waiver or amendment shall cause any Award otherwise intended to qualify as Performance-Based Compensation to fail to so qualify.

         5.14 EFFECT OF TERMINATION OF ENGAGEMENT ON AWARDS - NON-EMPLOYEES
ONLY.

                  (a) TERMINATION OF ENGAGEMENT. Subject to Section 5.14(b), and except as otherwise provided in a written agreement between the Company and/or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 17
         of engagement of the Recipient, in the event of the termination of any non-Employee Recipient's engagement with the Company or any Affiliated Entity (including any such Recipient who is a Director, but not also an Employee, or a Consultant), all of the Recipient's unvested Awards shall be terminated and become void, and all of the Recipient's unexercised Awards (whether or not vested) shall be forfeited, expire and become void as of the earlier of (i) the date such Awards would expire in accordance with their terms had the Recipient remained engaged by the Company or such Affiliated Entity and (ii)(a) three (3) months after such termination as a result of death or Permanent Disability and (b) thirty (30) days after such termination for any other reason.

                  (b) ALTERNATION OF VESTING AND EXERCISE PERIODS. Notwithstanding anything to the contrary in Section 5.14(a), the Administering Body may, in its discretion, designate shorter or longer periods to claim or otherwise exercise Awards following a non-Employee Recipient's termination of engagement with the Company or any Affiliated Entity; provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the Award Agreement that evidences the Recipient's Award or if such shorter period is agreed to in writing by the Recipient. Notwithstanding anything to the contrary herein, Awards shall be claimed, paid or exercisable by a Recipient following such Recipient's termination of engagement with the Company or any Affiliated Entity only to the extent that the installments thereof had become exercisable or vested (i.e., in the case of any Restricted Stock Awards, to the extent restrictions described in Article 7 applicable to such Awards have lapsed) on or prior to the date of such termination; and provided further that the Administering Body may, in its discretion, elect to accelerate the vesting or exercisability of, or lapse of restrictions applicable to, all or any portion of any Awards that had not become vested or exercisable on or prior to the date of such termination. Furthermore, at any time prior to a Recipient's termination of engagement with the Company or any Affiliated Entity, the Administering Body may, in its discretion, accelerate the vesting or exercisability, or waive or, subject to the other provisions of this Plan, amend any and all of the goals, restrictions or conditions imposed under any Award.

         5.15 TRANSFER; LEAVE OF ABSENCE. For purposes of this Plan, the transfer by a Recipient to the employment or engagement of (i) the Company from an Affiliated Entity, (ii) from the Company to an Affiliated Entity or (iii) from one Affiliated Entity to another Affiliated Entity (including, with respect to Consultants, the assignment between the Company and an Affiliated Entity or between two Affiliated Entities, as applicable, of an agreement pursuant to which such services are rendered) or, with respect solely to Employees, an approved leave of absence for military service, sickness, or for any other purpose approved by the Company, shall not be deemed a termination; provided, however, that a change in status of a Recipient from an Employee to a Consultant, or to a Director who is not an Employee, shall be considered a termination of such Recipient's employment with the Company or an Affiliated Entity for purposes of this Plan and such Recipient's Awards, except to the extent that the Administering Body determines, in its discretion, otherwise with respect to any Award that is not an Incentive Stock Option. In no event, however, shall an Award be exercisable after the date such Award would expire in



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 18
accordance with its terms had the Recipient remained continuously employed or engaged in the service of the Company or an Affiliated Entity. Whether a Recipient's employment or service with the Company or any Affiliated Entity has terminated, and, if so, whether such termination constituted Just Cause Dismissal, shall be determined by the Administering Body, in its good faith discretion, in accordance with this Plan, and any such determination shall be final, binding and conclusive upon all persons.

         5.16 LIMITS ON AWARDS TO CERTAIN ELIGIBLE PERSONS.

                  (a) LIMITATIONS APPLICABLE TO IRC SECTION 162(m) RECIPIENTS. Notwithstanding any other provision of this Plan, in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation, no one Eligible Person shall be granted any one or more Awards with respect to more than Five Hundred Thousand (500,000) shares of Common Stock in any one calendar year. The limitation set forth in this Section 5.16(a) shall be subject to adjustment as provided in Section 3.4 and under Article 12, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation. To the extent required by Section 162(m) of the IRC, shares of Common Stock subject to Awards which are canceled shall continue to be counted against such limitation and if, after the grant of an Award, the price of shares subject to such Award is reduced and the transaction is treated as a cancellation of the Award and a grant of a new Award, both the Award deemed to be canceled and the Award deemed to be granted shall be counted against such limitation.

                  (b) LIMITATIONS APPLICABLE TO SECTION 16 PERSONS. Notwithstanding any other provision of this Plan, this Plan, and any Award granted or awarded to any individual who is then subject to
         Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

         5.17 PERFORMANCE-BASED COMPENSATION. If the amount of compensation an Eligible Person may receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant, the Administering Body, in order to qualify such Awards as Performance-Based Compensation, may condition the payment, granting, vesting or exercisability or purchase price of such Awards on the attainment of one or more pre-established, objective performance goals that are determined over a measurement period or periods established by the Administering Body and relate to one or more Performance Criteria. The Administering Body shall establish and administer any such performance goals. Payment of compensation in respect of any such Award shall not be made unless and until the Administering Body certifies in writing that the applicable performance goals and any other material terms of such Award were in fact satisfied, except as otherwise provided by the Administering Body in accordance with this Plan and the applicable



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 19

Award Agreement in the event of termination of a Recipient's employment or service with the Company or an Affiliated Entity due to death or Disability or in the event of a Change in Control.

6.       STOCK OPTIONS

         6.1 NATURE OF STOCK OPTIONS. Subject to the limitations provided otherwise herein, Stock Options may be Incentive Stock Options or Non-qualified Stock Options. Each Award Agreement relating to a Stock Option shall state whether such Option will be treated as an Incentive Stock Option or a Non-qualified Stock Option.

         6.2 OPTION EXERCISE PRICE. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted and stated in the Award Agreement. The exercise price shall be no less than the Fair Market Value of the Common Stock subject to the Option on the date such Option is granted; provided, however, that the Administering Body may, in its discretion, with the consent of the Recipient in the case of an Incentive Stock Option, amend the terms of any Stock Option not intended to qualify as Performance-Based Compensation to provide that the exercise price of the shares remaining subject to the Stock Option shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment.

         6.3 OPTION PERIOD AND VESTING. Stock Options granted hereunder shall vest and may be exercised as determined by the Administering Body and stated in the Award Agreement, except that exercise of such Stock Options after termination of the Recipient's employment or engagement shall be subject to
Section 5.13 or 5.14, as the case may be. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as shall be determined by the Administering Body, but not later than ten (10) years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Award Agreement. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Option as a whole or in part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Stock Option may not be increased. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates, or upon satisfaction of such conditions, specified by the Administering Body and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option.

         6.4 SPECIAL PROVISIONS REGARDING INCENTIVE STOCK OPTIONS.

                  (a) Notwithstanding anything in this Article 6 to the contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that (i) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (ii) that the Incentive



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 20

         Stock Option not be exercisable after the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.

                  (b) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or an Affiliated Entity) may for the first time become exercisable as "incentive stock options" under the IRC during any one calendar year shall not exceed $100,000.

                  (c) Any Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as Non-qualified Stock Options.

         6.5 RELOAD OPTIONS. At the discretion of the Administering Body, Stock Options granted pursuant to this Plan may include a "reload" feature pursuant to which a Recipient exercising an Option by the delivery of a number of shares of matured capital stock in accordance with Section 5.4(c) hereof and the Award Agreement would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Common Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Administering Body may provide) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original Option.

         6.6 RESTRICTIONS. The Administering Body, in its sole and absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Recipient shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the IRC) such Option to such Recipient or (ii) one year after the transfer of such shares to such Recipient.

7.       RESTRICTED STOCK AWARDS

         7.1 NATURE OF RESTRICTED STOCK AWARDS. The Administering Body may grant Restricted Stock Awards to any Eligible Person. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price, if any, determined by the Administering Body (but not less than the par value thereof unless permitted by applicable state law), shares of Common Stock subject to such restrictions and conditions as the Administering Body may determine at the time of grant ("RESTRICTED STOCK"). Conditions may be based on continuing employment (or other business relationships) with the Company or an Affiliated Entity and/or, in the case of Restricted Stock Awards intended to be Performance-Based Compensation, the achievement of pre-established, objective performance goals that are determined over a measurement period or periods established by the Administering Body and relate to one or more Performance Criteria. Any Restricted Stock Award must be accepted by the applicable Recipient



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 21
within a period of sixty (60) days (or a shorter period as determined by the Administering Body at the time of award) after the award date, by executing the applicable Award Agreement and providing to the Administering Body or its designee a copy of such executed Award Agreement and payment of the applicable purchase price, if any, of such shares of Restricted Stock.

         7.2 RIGHTS AS STOCKHOLDERS. Subject to Section 7.3, upon delivery of the shares of the Restricted Stock to a Recipient, or creation of a book entry evidencing a Recipient's ownership of shares of Restricted Stock, pursuant to
Section 7.5, the Recipient shall have, unless otherwise provided by the Administering Body, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administering Body, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.3.

         7.3 RESTRICTION. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administering Body shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment or engagement with the Company or its Affiliated Entities, Company performance and individual performance; provided, however, that, except with respect to shares of Restricted Stock intended to qualify as Performance-Based Compensation, by action taken after the Restricted Stock is issued, the Administering Body may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold, transferred, assigned or encumbered until all restrictions are terminated or expire.

         7.4 FORFEITURE OR REPURCHASE OF RESTRICTED STOCK. The Administering Body shall provide in the terms of each individual Award Agreement for forfeiture and reversion to the Company of a Recipient's shares of Restricted Stock, or that the Company shall have a right to repurchase such shares of Restricted Stock, at a cash price per share equal to the price, if any, paid by the Recipient for such shares of Restricted Stock, to the extent such shares are then subject to restrictions under the Award Agreement, immediately upon any failure to satisfy applicable conditions set forth in the Award Agreement or upon a termination of employment (with or without cause and for any reason whatsoever) or, if applicable, upon a termination of engagement (with or without cause and for any reason whatsoever) between the Recipient and the Company or any Affiliated Entity, subject, in any case, to Sections 5.13 and 5.14, as applicable.

         7.5 CERTIFICATES, ESCROWS. Each Recipient receiving a Restricted Stock Award shall be issued a stock certificate or certificates evidencing the shares of Common Stock covered by such Award registered in the name of such Recipient. The Administering Body may require a Recipient who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Recipient, with signatures guaranteed in accordance with the



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 22

Exchange Act if required by the Administering Body, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such other escrow holder as the Administering Body may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Administering Body may, in its discretion, provide that a Recipient's ownership of Restricted Stock prior to lapse of the restrictions set forth in the Award Agreement shall, in lieu of certificates, be evidenced by a "book entry" (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of such Recipient. Such records of the Company or such agent shall, absent manifest error, be binding on all Recipients who receive Restricted Stock Awards. The holding of shares of Restricted Stock by the Company or an escrow holder, in accordance with this Section 7.5, or the use of book entries to evidence the ownership of shares of Restricted Stock, in accordance with this
Section 7.5, shall not affect the rights of Recipients as owners of their shares of Restricted Stock, nor affect the restrictions applicable to such shares under the Award Agreement or this Plan.

         7.6 VESTING OF RESTRICTED STOCK. The Administering Body at the time of grant shall specify and state in the Award Agreement the date or dates and/or, in the case of Restricted Stock Awards intended to qualify as Performance-Based Compensation, attainment of performance goals and other conditions, on which Restricted Stock shall become vested and free of restrictions applicable thereto, subject to Section 7.4 and to such further rights of the Company or its assigns as may be specified in the Award Agreement or other instrument evidencing the Restricted Stock Award. Upon expiration or termination of the restrictions applicable to a Recipient's shares of Restricted Stock, pursuant to the applicable Award Agreement and this Plan, the Company shall, subject to Sections 5.6, 5.11 and 5.12, then deliver to such Recipient a certificate or certificates evidencing such shares registered in the name of such Recipient.

         7.7 WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The Award Agreement or other written instrument evidencing a Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

         7.8 SECTION 83(b) ELECTION. If a Recipient of a Restricted Stock Award makes an election under Section 83(b) of the IRC, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Recipient would otherwise be taxable under Section 83(a) of the IRC, such Recipient shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Such election shall be in the sole discretion of any such Recipient. None of the Company or any Affiliated Entity shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

8.       UNRESTRICTED STOCK AWARDS



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 23

         8.1 GRANT OR SALE OF UNRESTRICTED STOCK.

                  (a) GRANT OR SALE OF UNRESTRICTED STOCK. The Administering Body may, in its sole discretion, grant (or sell at a purchase price determined by the Administering Body) an Unrestricted Stock Award to any Eligible Person, pursuant to which such individual may receive shares of Common Stock free of any vesting restrictions ("UNRESTRICTED STOCK") under this Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence as a bonus in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

                  (b) DEFERRAL OF AWARDS. The Administering Body may, in its discretion, permit any Recipient who has received shares of Unrestricted Stock under this Article 8 to elect to defer receipt of up to 100% of such shares of Unrestricted Stock in accordance with such rules and procedures as may from time to time be established by the Administering Body for that purpose, and such election shall be effective on the later of the date one (1) year from the date of such election or the beginning of the next calendar year, or such later date as the Administering Body may specify in the Award Agreement. Any such deferred Unrestricted Stock shall be entitled to receive Dividend Equivalent Rights settled in shares of Common Stock.

9.       PERFORMANCE STOCK AWARDS

         9.1 NATURE OF PERFORMANCE STOCK AWARDS. A Performance Stock Award is an Award entitling the Recipient to acquire shares of Common Stock upon the attainment of pre-established, objective performance goals based on Performance Criteria. The Administering Body may make Performance Stock Awards independent of or in connection with the granting of any other Award under this Plan. Performance Stock Awards may be granted under this Plan to any Eligible Person. The Administering Body, in its sole discretion, shall determine whether and to whom Performance Stock Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares, which, in any case, shall be stated in the Award Agreement; provided, however, that the Administering Body may rely on the performance goals, based on Performance Criteria, and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Stock Awards under this Plan.

         9.2 RIGHTS AS A STOCKHOLDER. A Recipient receiving a Performance Stock Award shall have the rights of a stockholder only as to shares of Common Stock actually received by the Recipient upon satisfaction or achievement of the terms and conditions of such Award and not with respect to shares subject to the Award but not actually issued to such Recipient. Accordingly, a Recipient shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Stock Award only upon satisfaction of all conditions specified in the Award Agreement evidencing the Performance Stock Award (or in a performance plan adopted by the Administering Body).



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 24

10.      DIVIDEND EQUIVALENT RIGHTS; INTEREST EQUIVALENTS

         10.1 DIVIDEND EQUIVALENT RIGHTS. A Dividend Equivalent Right is an Award entitling the Recipient to receive credits based on cash dividends that would be paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares were held by the Recipient. A Dividend Equivalent Right may be granted hereunder to any Eligible Person, as a component of another Award or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified by the Administering Body and stated in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

         10.2 INTEREST EQUIVALENTS. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the Award Agreement for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified at the time of grant in the Award Agreement.

11.      STOCK APPRECIATION RIGHTS

         11.1 GRANT OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be granted to any Eligible Person selected by the Administering Body. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of a Stock Option, (b) with respect to previously granted Non-qualified Stock Options, or (c) independent of a Stock Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Administering Body shall impose and shall be evidenced by an Award Agreement.

         11.2 COUPLED STOCK APPRECIATION RIGHTS.

                  (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Stock Option and shall be exercisable only when and to the extent the related Stock Option is exercisable.

                  (b) A CSAR may be granted to the Recipient for no more than the number of shares subject to the simultaneously or previously granted and unexercised Stock Option to which it is coupled.



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 25

                  (c) A CSAR shall entitle the Recipient to surrender to the Company unexercised a portion of the Stock Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Stock Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administering Body may impose. An Option with respect to which a Recipient has elected to exercise a CSAR shall, to the extent of the shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of shares of Common Stock as to which it would otherwise be exercisable, less the number of such shares with respect to which such CSAR has been so exercised.

         11.3 INDEPENDENT STOCK APPRECIATION RIGHTS.

                  (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Stock Option and shall have the terms set by the Administering Body. An ISAR shall be exercisable in such installments and subject to such conditions as the Administering Body may determine. An ISAR shall cover such number of shares of Common Stock as the Administering Body may determine. The exercise price per share of the Common Stock subject to each ISAR shall be set by the Administering Body and, together with the other terms and conditions of the ISAR, shall be set forth in the Award Agreement.

                  (b) An ISAR shall entitle the Recipient to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administering Body may impose.

         11.4 PAYMENT AND LIMITATIONS ON EXERCISE.

                  (a) Payment of the amounts determined under Section 11.2(c) and 11.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administering Body. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of this Plan pertaining to Stock Options.

                  (b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administering Body.



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 26

12.      REORGANIZATIONS

         12.1 CORPORATE TRANSACTIONS NOT INVOLVING A CHANGE IN CONTROL. If the Company shall consummate any Reorganization not involving a Change in Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including without limitation a different number of shares of Common Stock), each Award outstanding under this Plan shall thereafter be claimed or exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Award immediately prior to such Reorganization, and any adjustments will be made to the terms of the Award, and the underlying Award Agreement, in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.

         12.2 CORPORATE TRANSACTIONS INVOLVING A CHANGE IN CONTROL. As of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) shall automatically terminate unless
(a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new grants covering the securities of a successor entity or other party to the transaction resulting in such Change in Control, or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms provided by the Administering Body and/or in any written agreement relating to such Change in Control transaction; or (b) the Board otherwise has provided or shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including without limitation (i) accelerating the vesting or exercisability of outstanding Awards and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash and/or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 12.2, this Plan and any outstanding Awards granted hereunder shall terminate by reason of the occurrence of a Change in Control without provision for any of the actions described in clause (a) or (b) hereof, then any Recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the Change in Control as the Administering Body shall designate, to convert, claim or exercise, as applicable, the Recipient's Awards to the full extent not theretofore converted, claimed or exercised, including any installments which have not yet become vested or exercisable.(1)


--------

1 The Company's external accountants should review this Article 12 for potential accounting effects (including "pooling" issues).




1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 27

13.      DEFINITIONS

         Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

         "ADMINISTERING BODY" shall mean the Board as long as no Stock Plan Committee has been appointed and is in effect and shall mean the Stock Plan Committee as long as the Stock Plan Committee is appointed and in effect.

         "AFFILIATED ENTITY" means any parent corporation or subsidiary corporation.(2)

         "AWARD" or "AWARDS," except where referring to a particular category or grant under this Plan, shall include Incentive Stock Options, Non-qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Stock Awards, Dividend Equivalent Rights and Stock Appreciation Rights.

         "AWARD AGREEMENT" means the agreement or confirming memorandum setting forth the terms and conditions of the Award.

         "BOARD" means the Board of Directors of the Company.

         "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the events specified in clause (a), (b), (c) or (d) occur:

                  (a) Any person, within the meaning of Section 13(d) or 14(d) of the Exchange Act (other than the Company or any corporation or other such person of which a majority of its voting power or its voting equity securities or equity interests is owned, directly or indirectly, by the Company (a "RELATED ENTITY"), or any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Related Entity), becomes, after the Effective Date, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                  (b) During any period of two (2) consecutive years, individuals, who at the beginning of such period, constitute the Board and any new Director of the Company (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors of the Company then still in office who


--------

2 Consider whether to permit employees or consultants of other entities in which the Company has a significant equity interest (and which are designated by the Administering Body) to participate in this Plan.


1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 28
         either were Directors of the Company at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

                  (c) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; and provided further a merger or consolidation in which the Company is the surviving entity (other than as a wholly owned subsidiary of another entity) and in which the Board of Directors of the Company or the successor to the Company, after giving effect to the merger or consolidation, is comprised of a majority of members who are either (x) Directors of the Company immediately preceding the merger or consolidation, or (y) appointed to the Board by the Company (or the Board) as an integral part of such merger or consolidation, shall not constitute a Change in Control; or

                  (d) Approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale; or (ii) pursuant to a dividend in kind or spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

                  (e) Notwithstanding the foregoing, a Change in Control of the type described in paragraph (b), (c) or (d) shall be deemed to be completed on the date it occurs, and a Change in Control of the type described in paragraph (a) shall be deemed to be completed as of the date the entity or group attaining 50% or greater ownership has elected its representatives to the Board and/or caused its nominees to become officers of the Company with the authority to terminate or alter the terms of any Employee's employment.

         "COMMON STOCK" means the common stock of the Company, par value $.001 per share, as constituted on the Effective Date, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Awards under Section 3.4 above.

         "COMPANY" means eVentures Group, Inc., a Delaware corporation.



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 29

         "CONSULTANT" means any consultant or advisor if:

                  (a) the consultant or advisor renders bona fide services to the Company or any Affiliated Entity;

                  (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

                  (c) the consultant or advisor is a natural person who has contracted directly with the Company or an Affiliated Entity to render such services.

         "CSAR" means a coupled stock appreciation right as defined in Section 11.2.

         "DIRECTOR" means any person serving on the Board or the Board of Directors of an Affiliated Entity irrespective of whether such person is also an Employee of the Company or an Affiliated Entity.

         "DIVIDEND EQUIVALENT RIGHT" shall mean any Award granted pursuant to
Article 10 of this Plan.

         "DRO" shall mean a domestic relations order as defined by the IRC or Title I of ERISA or the rules thereunder.

         "EFFECTIVE DATE" means September 22, 1999, which is the date this Plan was adopted by the Board.

         "ELIGIBLE PERSON" shall include key Employees, Directors and Consultants of the Company or of any Affiliated Entity.

         "EMPLOYEE" means any officer or other employee (as defined in accordance with Section 3401(c) of the IRC) of the Company or any Affiliated Entity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXPIRATION DATE" means the tenth anniversary of the Effective Date.

         "FAIR MARKET VALUE" of a share of the Company's capital stock as of a particular date shall be: (a) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ National Market), the closing sale price of the stock quoted for such date as reported in the transactions index of each such exchange, as published in The Wall Street Journal and determined by the Administering Body, or, if no sale price was quoted in any such index for such date, then as of the next preceding date on which such a sale price was quoted; or (b) if the stock is not then listed on an exchange or the NASDAQ National Market, the average of the



1999 OMNIBUS SECURITIES PLAN (eVENTURES GROUP, INC.)   PAGE 30
closing bid and asked prices per share for the stock in the over-the-counter market as quoted on The NASDAQ Small Cap Market, or, if not so quoted, on the OTC Bulletin Board, on such date; or (c) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administering Body; provided, however, that (i) when appropriate, the Administering Body, in determining Fair Market Value of capital stock of the Company, may take into account such other factors as it may deem appropriate under the circumstances and (ii) if the stock is traded on The NASDAQ Small Cap Market and both sales prices and bid and asked prices are quoted or available, the Administering Body may elect to determine Fair Market Value under either clause (a) or (b) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the IRC.

         "INCENTIVE STOCK OPTION" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC, or any successor statute thereto.

         "IRC" means the Internal Revenue Code of 1986, as amended.

         "ISAR" means an independent stock appreciation right as defined in
Section 11.3.

         "JUST CAUSE DISMISSAL" shall mean a termination of a Recipient's employment for any of the following reasons: (a) the Recipient violates any reasonable rule or regulation of the Board, the Company's Chief Executive Officer or the Recipient's superiors that results in material damage to the Company or an Affiliated Entity or which, after written notice to do so, the Recipient fails to correct within a reasonable time; (b) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to the Recipient; (c) any willful failure to perform the Recipient's job as required to meet the Company's or an Affiliated Entity's objectives; (d) any wrongful conduct of a Recipient which has an adverse impact on the Company or an Affiliated Entity or which constitutes a misappropriation of assets of the Company or an Affiliated Entity; (e) the Recipient's performing services for any other person or entity that competes with the Company or an Affiliated Entity while the Recipient is employed by the Company or an Affiliated Entity, without the prior written approval of the Chief Executive Officer of the Company or an Affiliated Entity; or (f) any other conduct that the Administering Body determines constitutes just cause for dismissal; provided, however, that if a Recipient is party to an employment agreement with the Company and/or an Affiliated Entity providing for just cause dismissal (or some comparable notion) of such Recipient from his or her employment with the Company or an Affiliated Entity, "Just Cause Dismissal" for purposes of this Plan shall have the same meaning as ascribed thereto or to such comparable notion in such employment agreement.

         "NON-QUALIFIED STOCK OPTION" means a Stock Option that is not an Incentive Stock Option.

         "PARENT CORPORATION" means any parent corporation of the Company as defined in Section 424(e) of the IRC.

         "PERFORMANCE-BASED COMPENSATION" means performance-based compensation as described in Section 162(m)(4)(c) of the IRC.



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


         "PERFORMANCE CRITERIA" shall mean the following business criteria with respect to the Company, any Affiliated Entity or any division or operating unit of any thereof: (a) income or net income, (b) pre-tax income, (c) operating income or net operating income, (d) cash flow, (e) earnings per share (including earnings before interest, taxes and amortization), (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Common Stock, (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization, (l) book value of Common Stock, (m) total stockholder return, (n) return on capital, (o) return on assets or net assets, or (p) operating margin.

         "PERFORMANCE STOCK AWARDS" means Awards granted pursuant to Article 9.

         "PERMANENT DISABILITY" shall mean that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Administering Body, at its option and the Company's expense, may retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician shall be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Administering Body with respect to any Award, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 5.13(b)(ii) hereof, Permanent Disability shall mean "permanent and total disability" as defined in Section 22(e) of the IRC.

         "PLAN" means this 1999 Omnibus Securities Plan of the Company.

         "PLAN TERM" means the period during which this Plan remains in effect (commencing on the Effective Date and ending on the Expiration Date).

         "RECIPIENT" means an Eligible Person who has received an Award or Awards under this Plan or any person who is recognized under this Plan as the successor in interest to such an Eligible Person with respect to such Eligible Person's Award.

         "REORGANIZATION" means any merger, consolidation or other reorganization.

         "RESTRICTED STOCK" shall have the meaning ascribed thereto in Section 7.1.

         "RESTRICTED STOCK AWARDS" means any Award granted pursuant to Article 7 of this Plan.

         "RETIREMENT" means normal retirement from employment with the Company or an Affiliated Entity in accordance with the retirement policies of the Company or any such Affiliated Entity then in effect, as determined by the Administering Body.



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


         "RULE 16b-3" means Rule 16b-3 under the Exchange Act, or any successor or similar rule under the Exchange Act, as the same may be amended from time to time.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SIGNIFICANT STOCKHOLDER" is an individual who, at the time an Award is granted to such individual under this Plan, owns more than 10% of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

         "STOCK APPRECIATION RIGHT" means a stock appreciation right granted under Article 11 of this Plan.

         "STOCK OPTION" or "OPTION" means a right to purchase stock of the Company granted under Article 6 of this Plan to an Eligible Person.

         "STOCK PLAN COMMITTEE" means the committee appointed by the Board to administer this Plan pursuant to Section 4.1.

         "SUBSIDIARY CORPORATION" means any subsidiary corporation of the Company as defined in Section 424(f) of the IRC.

         "UNRESTRICTED STOCK" shall have the meaning ascribed thereto in Section 8.1.

         "UNRESTRICTED STOCK AWARD" means any Award granted pursuant to Article 8 of this Plan.





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